UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2012

ISC8 Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 549-8211

Irvine Sensors Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2012, the stockholders of ISC8 Inc. (the “Company”) approved amendments to the Company’s Certificate of Incorporation to (i) change the name of the Company from “Irvine Sensors Corporation” to “ISC8 Inc.” and (ii) increase the number of shares of authorized Common Stock of the Company from 500,000,000 shares to 800,000,000 shares and to correspondingly increase the total capital stock of the Company. The foregoing information is qualified in its entirety by reference to the actual text of the Certificate of Amendment to the Company’s Certificate of Incorporation attached hereto as Exhibit 3.1 and which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of the Company was held on January 19, 2012. The following proposals were approved according to the following final voting results:

1.	To approve the sale of substantially all of the assets used or held for use in connection with, necessary for or relating to the Company’s thermal imaging business pursuant to that certain Asset Purchase Agreement dated October 17, 2011 with Vectronix Inc.

For	62,695,499
Against	161,553
Abstain	249,689
Broker Non-Votes	11,880,870

2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of our Common Stock to 800,000,000

For	68,628,062
Against	6,084,170
Abstain	275,379
Broker Non-Votes	—

3.	To approve an amendment to the Company’s Certificate of Incorporation to change our name from “Irvine Sensors Corporation” to “ISC8 Inc.”

For	73,530,831
Against	959,420
Abstain	497,360
Broker Non-Votes	—

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment of the Certificate of Incorporation of the Company dated January 19, 2012, as filed January 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 INC.
(Registrant)

Dated: January 25, 2012	By:	/s/ DAN REGALADO
Dan Regalado Chief Financial Officer